EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-8 (File No. 333-07031) of our report dated October 20, 1997, on our audits of the consolidated financial statements and financial statement schedule of Play By Play Toys & Novelties, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                    COOPERS & LYBRAND L.L.P.


Austin, Texas
March 17, 1998